                                                                    EXHIBIT 99.1

                            CAPITOLBANK SACRAMENTO
     THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thayer T. Prentice, Vice Chairman of the Board and Chief Executive Officer, and Bernard Rao, Senior Vice President and Chief Administrative Officer, and each of them, with full power of substitution, as proxies of the undersigned, to attend the Special Meeting of Shareholders of CapitolBank Sacramento ("CapitolBank") to be held at 300 Capitol Mall, Sacramento, California, on Thursday, March 9, 1995 at 5:00 p.m. and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

     1. TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF NOVEMBER 17, 1994, BY AND BETWEEN WESTAMERICA BANCORPORATION ("WESTAMERICA") AND CAPITOLBANK, AN AGREEMENT OF MERGER AMONG WESTAMERICA, CAPITOLBANK AND WESTAMERICA MERGER SUBSIDIARY, A WHOLLY-OWNED SUBSIDIARY OF WESTAMERICA ("MERGER SUB") AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF MERGER SUB WITH AND INTO CAPITOLBANK.

           [ ] FOR               [ ] AGAINST          [ ] ABSTAIN

               (To be completed and signed on the reverse side)

                          (Continued from other side)

     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH. Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

                                Dated:_____________________,1995

                                Signature______________________________________

                                Signature, if held jointly_____________________

     SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.